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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of United Parcel Service of America, Inc. on Form S-8 of the report of Deloitte & Touche dated February 9, 1994, appearing in the Annual Report on Form 10-K of United Parcel Service of America, Inc. for the year ended December 31, 1993 and to the reference to Deloitte & Touche LLP under the heading "Experts-UPS" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
January 3, 1995